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                                                             Exhibit 23.1
                                                             ------------


                  Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated February 18, 2000 (except with respect to the Note "Announcement of Merger Agreement with Columbia Energy Group," as to which the date is February 28,
2000) included or incorporated by reference in the annual report on Form 10-K for NiSource Inc. for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.



                                             /s/Arthur Andersen LLP



Chicago, Illinois
April 21, 2000